UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2023

NGM Biopharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38853	26-1679911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Oyster Point Boulevard South San Francisco, CA		94080
(Address of Principal Executive Offices)		(Zip Code)

(650) 243-5555

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.001 per share	NGM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

NGM Biopharmaceuticals, Inc. (“NGM Bio” or the “Company”) today confirmed that it has received a non-binding expression of interest dated December 28, 2023 (the “EOI”) from The Column Group, LP and certain affiliated investment funds and persons (collectively, “TCG”), outlining TCG’s intent to explore and evaluate a potential acquisition of all of the outstanding shares of common stock of the Company not already owned by TCG in a going-private transaction. TCG currently beneficially owns approximately 26.7% of the outstanding shares of NGM Bio’s common stock. A copy of the EOI is attached to TCG’s amended Schedule 13D filed with the Securities and Exchange Commission on December 29, 2023.

In response to the EOI, the Company’s Board of Directors has formed a special committee consisting of disinterested and independent directors to consider the EOI and any other strategic alternatives that may be available to the Company, including remaining a standalone publicly-traded company. The special committee has retained Hogan Lovells US LLP as its independent legal advisor, and intends to retain an independent financial advisor, to assist it in considering the EOI. Cooley LLP is acting as legal advisor to the Company.

The special committee intends to carefully consider the EOI with the assistance of its independent financial and legal advisors. There can be no assurance that any definitive agreement will be executed, or that the proposed transaction with TCG or any other transaction will be approved or consummated.

NGM Bio and the special committee do not intend to comment on or disclose further developments regarding the special committee’s consideration of the EOI unless and until it deems further disclosure is appropriate or required. NGM Bio’s stockholders are advised to take no action at this time.

Forward-Looking Statements

Statements contained in this report regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “could,” “expects,” “intends,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These statements include those related to the proposed transaction and other statements that are not historical fact. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results of NGM Bio could differ materially from those described in or implied by the statements in this report. These forward-looking statements are subject to risks and uncertainties, including, without limitation, the possibility that any discussions with TCG may not result in a transaction and the possibility that any such proposed transaction with TCG may not be entered into or completed on the terms described in this press release or at all, including as a result of changes in the business or prospects of the Company or TCG; and other risks and uncertainties affecting NGM Bio, including those discussed in the section titled “Risk Factors” in NGM Bio’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 filed with the United States Securities and Exchange Commission (“SEC”) on November 2, 2023 and future filings and reports that NGM Bio makes from time to time with the SEC. As a result, undue reliance should not be placed on these forward-looking statements. Any forward-looking statements in this report are made only as of the date of this report. Except as required by law, NGM Bio assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGM Biopharmaceuticals, Inc.

Dated: January 2, 2024	By:	/s/ David J. Woodhouse
David J. Woodhouse, Ph.D.
Chief Executive Officer and Director